This filing is made pursuant
to rule 424(b)(3) under
the Securities Act of
1933 in connection with
Registration No. 333-52484

SUPPLEMENT TO POST-EFFECTIVE AMENDMENT NO. 2
DATED JULY 16, 2002

     The following data with respect to Vestin Fund II was released by the company on September 6, 2002:

Month	August 2002
Raised during month	$14,500,000
Total raised in Vestin Fund II	$261,800,000
Number of mortgage loans	71
Total amount of loans	$253,000,000
Average maturity	12 Months
Number of unit holders	3,725
Interest rate yield distributed	12.11%